EXHIBIT 99.1

Upexi’s Tytan Tiles Brand Expands Initial Launch of 2,200 Walmart

Locations to Over 3,900 Locations for Second Half of 2023

Tytan Tiles exceeded sales expectations in 2,200 store launch, receiving chase orders from Walmart and expanded launch to 3,911 stores for the second half of 2023

Clearwater, FL, February 23, 2023 (GLOBE NEWSWIRE) – Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today announced the Company’s children’s toy brand, Tytan Tiles (“Tytan”), has officially outpaced their sales projections, almost doubling the forecasted order since the brand hit shelves in 2,200 stores.

Tytan Tiles line of STEM toys has seen such strong demand since its entrance into Walmart stores that the retailer placed an additional order, almost doubling its initial forecast for the first half of 2023, and will increase rollout of the brand to over 3,900 stores throughout the second half of 2023.

“Our Tytan Tiles team has done a tremendous job exceeding every expectation with this product category and its quick success in Walmart has validated the opportunity in the educational toy category,” commented Allan Marshall, CEO of Upexi. “The initial launch has surpassed all Company forecasts, resulting in additional orders to keep up with demand. We are committed to the category and have already committed to up to four new product launches in 2023/2024. With the start of Amazon's rollout and the current success in stores and online, Tytan Tiles is expected to exceed our internal sales forecasts for 2023.”

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

1

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

2